SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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CryoCor, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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CRYOCOR, INC.

9717 PACIFIC HEIGHTS BOULEVARD

SAN DIEGO, CA 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 3, 2006

Dear Stockholder:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) of CryoCor, Inc., a Delaware corporation (the “Company”). The meeting will be held on Wednesday, May 3, 2006 at 2:00 pm. local time at the Hyatt Regency at 3777 La Jolla Village Drive, San Diego, CA 92122 for the following purposes:

1.	To elect three Class I directors to hold office until the 2009 Annual Meeting of Stockholders.

2.	To ratify the selection by the Company’s Audit Committee of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2006.

3.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is March 21, 2006. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors,

Gregory J. Tibbitts

Secretary

San Diego, California

April 5, 2006

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

CRYOCOR, INC.

9717 PACIFIC HEIGHTS BOULEVARD, SAN DIEGO, CA 92121

PROXY STATEMENT

FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS

May 3, 2006

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of CryoCor, Inc. (the “Company”, “us”, “we”, “our” or “CryoCor”) is soliciting your proxy to vote at the 2006 Annual Meeting of Stockholders (the “Annual Meeting”). You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

The Company intends to mail this proxy statement and accompanying proxy card on or about April 5, 2006 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 21, 2006 will be entitled to vote at the Annual Meeting. On this record date, there were 10,750,020 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on March 21, 2006 your shares were registered directly in your name with CryoCor’s transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 21, 2006 your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholders of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of three directors; and

•	Ratification of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2006.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from CryoCor. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of March 21, 2006.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all nominees for director and “For” the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to CryoCor’s Secretary at 9717 Pacific Heights Blvd., San Diego, CA 92121.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 6, 2006, to Gregory J. Tibbitts, CryoCor Inc, 9717 Pacific Heights Blvd., San Diego, CA 92121. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must do so prior to February 2, 2007 but not earlier than January 3, 2007. You are advised to review the Company’s Bylaws (a copy of which has been filed with the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on April 5, 2005 and the Company’s Policy Regarding Stockholder Recommendations of Director Nominees (available on the Company’s website www.cryocor.com for additional information regarding the submission of stockholder proposals.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

•	For the election of directors, the three nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome.

•	To be approved, Proposal No. 2, the selection of Ernst & Young LLP as the independent auditors for the fiscal year ended December 31, 2006 must receive a “For” vote from the majority of shares either present in person or represented by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or by proxy. On the record date, there were 10,750,020 shares outstanding and entitled to vote. Thus 5,375,010 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the quarter ending June 30, 2006.

PROPOSAL 1

ELECTION OF DIRECTORS

CryoCor’s Board of Directors (“Board”) is divided into three classes. Class I consists of three directors, Class II and Class III each consist of two directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified. This includes vacancies created by an increase in the number of directors.

The Board presently has seven members, and we are seeking an additional member to serve on our audit committee. There are three directors in the class whose term of office expires in 2006. Each of the nominees listed below, except for Edward F. Brennan, is currently a director of the Company who was previously elected by the stockholders. Dr. Brennan is the Company’s Chief Executive Officer and was recommended for election by the Company’s Nominating and Corporate Governance Committee and elected by the Board in March 2006. If elected at the Annual Meeting, each of these nominees would serve until the 2009 Annual Meeting and until his or her successor is elected and has qualified, or until the director’s death, resignation or removal. It is the Company’s policy to invite directors and nominees for director to attend the Annual Meeting.

The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2009 ANNUAL MEETING

Kurt C. Wheeler

Kurt C. Wheeler, age 53, is our Chairman and has been a member of our Board of Directors since September 2000 when MPM Capital LLC invested in the Company. Mr. Wheeler is a Managing Director at Clarus Ventures LLC, a company he co-founded in 2005. Since 1999, Mr. Wheeler has been a General Partner of MPM Bioventures II-III funds. Prior to joining MPM in 1999, Mr. Wheeler was Chairman and CEO of InControl, Inc., a publicly traded medical company that designed, developed and marketed implantable medical devices to treat irregular heart rhythms. In September 1998, Mr. Wheeler negotiated the sale of InControl to Guidant Corporation. He serves on the board of directors of Cardiac Dimensions, CryoCor, CHF Solutions, Hemosense, Inc., Intraluminal Therapeuticals, Scout Medical, Xoft, Neuromed Pharmaceuticals and Somaxon Pharmaceuticals. Previously, he was on the board of Heartstream, which was acquired by Hewlett Packard. Prior to InControl, Mr. Wheeler was a principal in the life science group at the Mayfield Fund, a venture capital partnership. He has participated in the early stage development of several biotechnology companies including Sungene Technologies, Affymax NV and Cell Genesys. He began his career at Eli Lilly & Co. He holds a degree from Brigham Young University and an M.B.A. from Northwestern University, where he serves on the Kellogg Alumni Advisory Board.

Arda M. Minocherhomjee, Ph.D.

Arda M. Minocherhomjee, Ph.D., age 52, has been a member of our Board of Directors since June 2003. He is currently a partner at Chicago Growth Partners. Since 1998, he has served as a managing director of William Blair Capital Partners and prior to that was a Principal and senior healthcare analyst at William Blair & Company. Dr. Minocherhomjee currently services on the board of directors of Favrille, Inc., a biopharmaceutical company, as well as several privately-held pharmaceutical and medical device companies. Dr. Minocherhomjee received a M. Sc. in Pharmacology from the University of Toronto and an M.B.A. from the University of British Columbia, and was a post-doctoral fellow in pharmacology at the University of Washington Medical School.

Edward F. Brennan, Ph.D.

Edward F. Brennan, Ph.D., age 54, has served as our Chief Operating Officer since January 2005, our President since March 2005 and our Chief Executive Officer and a member of our Board of Directors since

March 2006. From January 2001 to December 2003, Dr. Brennan was Managing Director for Perennial Ventures, a venture fund focused on early-stage investing in technology companies. From January 2000 to December 2000, Dr. Brennan served as Vice President of Tredegar Investments, a venture capital investment company. Dr. Brennan was also Executive Vice President for CardioGenesis Corp., a medical device company, from June 1995 to December 1999, where he was responsible for domestic and international clinical programs, regulatory affairs, quality systems and scientific research activities. He is the Chairman of Hemosense, Inc., and serves on the boards of directors of a number of privately-held technology companies. Dr. Brennan received a B.A. in Chemistry and Biology and a Ph.D. in Biology from the University of California, Santa Cruz.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2007 ANNUAL MEETING

David J. Cooney

David J. Cooney, age 36, has been a member of our Board of Directors since January 2002. Since February 1997, Mr. Cooney has served as Principal for Beecken Petty O’Keefe & Company, a private investment management firm focused exclusively on the healthcare industry which, together with Healthcare Equity QP Partners, L.P. and its affiliates, is one of our principal stockholders. From October 1995 to February 1997, Mr. Cooney worked in the Corporate Finance Department at Smith Barney in New York, specializing in public offerings and mergers and acquisitions for healthcare companies. Mr. Cooney serves on the boards of directors of a number of privately-held healthcare technology companies. He received a B.S. in History from the University of Illinois and an M.A. from Georgetown University with a specialization in Finance.

Robert Adelman, M.D.

Robert Adelman, M.D., age 43, has been a member of our Board of Directors since June 2003. Since March 2002, Dr. Adelman has served as a principal for OrbiMed Advisors, LLC, an asset management fund that specializes in private equity investments and structured transactions of small-capitalization public equity companies which, together with its affiliates, is one of our principal stockholders. From November 2000 to August 2001, Dr. Adelman was Vice President of Business Development for NeoGenesis Pharmaceuticals, Inc., a pharmaceutical discovery company. In October 1999, Dr. Adelman founded Veritas Medicine, a healthcare clinical trials matching company, where he served as Chief Operating Officer until October 2000. He also co-founded Operon Technologies, Inc. a commercial producer of synthetic DNA. Dr. Adelman received a B.A. in Biochemistry from the University of California, Berkeley and an M.D. from Yale University School of Medicine. He trained as an orthopedic surgeon at the Hospital for Special Surgery at Cornell University.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2008 ANNUAL MEETING

Gregory M. Ayers, M.D., Ph.D.

Gregory M. Ayers, M.D., Ph.D., age 44, has served as a member of our Board of Directors since August 2000. Dr. Ayers has been employed by us in various capacities since July 2002. From July 2002 to March 2006, Dr. Ayers served as our Chief Executive Officer. Dr. Ayers also served as our President from August 2000 to March 2005. From February 2000 to July 2002, Dr. Ayers was a venture partner with MPM Capital LLC, a venture capital firm that invests primarily in biotechnology and medical technology companies and which, together with its affiliates, is one of our principal stockholders. He also acted as our interim Chief Executive Officer during that time. Dr. Ayers also served as interim Chief Executive Officer of Hemosense, Inc., a company specializing in anticoagulant testing, from April 2001 to July 2002, and he is currently a member of its board of directors. From December 1998 to May 2004, Dr. Ayers was a consultant for numerous organizations and was Vice President, Clinical and Regulatory, of Corvascular, Inc., a surgical company, from January 1999 to May 2004. In April 1992, Dr. Ayers joined InControl, Inc., a medical device company that developed implantable atrial defibrillators, initially as a clinical scientist, and from September 1996 to December 1998, he served as its Vice President of Clinical Affairs. Dr. Ayers has also served on several university committees. He is a fellow of the American College of Cardiology and holds 18 United States patents in the area of defibrillation, cardiac arrhythmia management and cardiac temperature control. Dr. Ayers received a B.S. and Ph.D. in Biomedical Engineering from Purdue University and an M.D. from Indiana University.

Jerry C. Griffin, M.D.

Jerry C. Griffin, M.D., age 61, has been a member of our Board of Directors since March 2001. Since September 1999, Dr. Griffin has served as President, Chief Executive Officer and a Director of POINT Biomedical Corporation, a developer of pharmaceutical products for use with ultrasound imaging. From September 1992 to November 1998, Dr. Griffin was employed by InControl, Inc., where he served most recently as Executive Vice President and was responsible for worldwide regulatory affairs and clinical development activities. From July 1977 to August 1992, Dr. Griffin was a faculty member in the Department of Medicine, Division of Cardiology at several teaching institutions, including Professor of Medicine at the University of California at San Francisco, Assistant Professor at Baylor College of Medicine and Clinical Assistant Professor of Medicine at Stanford University. He also serves on the board of directors of several privately-held medical device and biotechnology companies. Dr. Griffin received a B.S. from the University of Southern Mississippi, an M.D. from the University of Mississippi, and was a Fellow in Cardiology from Stanford University.

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent”, including those set forth in pertinent listing standards of Nasdaq, as in effect time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director or any of his or her family members, and the Company, its senior management and its independent auditors, the Board affirmatively has determined that the following directors are independent directors within the meaning of the Nasdaq listing standards applicable to directors other than audit committee members: Mr. Wheeler, Dr. Minocherhomjee, Dr. Adelman, Mr. Cooney and Dr. Griffin. In making this determination, the Board found that none of these directors or nominees for director have a material or other disqualifying relationship with the Company. Dr. Brennan, the Chief Executive Officer of the Company and Dr. Ayers, an employee of the Company, are not independent directors.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

As required under applicable Nasdaq listing standards, after the completion of the Initial Public Offering in July 2005, the Company’s independent directors met three times in regularly scheduled executive sessions at which only independent directors were present. Persons interested in communicating with the independent directors with their concerns or issues may address correspondence to a particular director, or to the independent directors generally, in care of CryoCor, Inc. at 9717 Pacific Heights Blvd, San Diego, CA 92121. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chair of the Audit, Compensation, or Nominating and Corporate Governance Committee.

In connection with our initial public offering in July 2005, our Board of Directors established an audit committee, compensation committee and nominating and corporate governance committee. Our Board of Directors is responsible for appointing directors to these committees. The following table provides membership and meeting information for the period commencing with the completion of our initial public offering and ending December 31, 2005:

Name	Audit		Compensation		Governance and Nominating
Kurt C. Wheeler			X		X
Robert Adelman, M.D.			X		X	*
David J. Cooney	X	*	X
Jerry C. Griffin, M.D.	X				X
Arda M. Minocherhomjee, Ph.D.	X		X	*
Total meetings since July 2005 (CryoCor’s IPO)	2		1		1

*	Committee Chairperson

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee, other than Dr. Minocherhomjee as a member of the Audit Committee, meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his individual exercise of independent judgment with regard to the Company.

AUDIT COMMITTEE

The Audit Committee of the Board of Directors oversees the Company’s corporate accounting and financial reporting process, the systems of internal accounting and financial controls and audits of financial statements, the quality and integrity of the Company’s financial statements and reports and the qualifications, independence and performance of the firm of certified public accountants engaged as the Company’s independent outside auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services. The Audit Committee also provides oversight assistance in connection with the Company’s legal, regulatory and ethical compliance programs as established by the management and the Board. Three directors comprise the Audit Committee: Messrs. Cooney, Griffin and Minocherhomjee. The Audit Committee met twice during the fiscal year ended December 31, 2005. The Audit Committee has adopted a written Audit Committee Charter that is attached as Appendix A to these proxy materials.

The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that, except for Dr. Minocherhomjee, all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards) and under Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Under applicable rules and regulations of the SEC, we are required to replace Dr. Minocherhomjee with a director considered independent by July 13, 2006, the one year anniversary of our initial public offering. The Board of Directors has determined that Mr. Cooney qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Cooney’s level of knowledge and experience based on a number of factors, including his formal education and experience as an investment banker.

COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors reviews and approves the overall compensation strategy and policies for the Company. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of the Company’s officers (which includes any person holding a vice president position or higher in the Company) and directors, reviews and approves the compensation and other terms of employment of the Company’s Chief Executive Officer, reviews and approves the compensation and other terms of employment of the other executive officers, and administers the Company’s stock option and stock purchase plans, and other similar programs. The Company also has a Non-Officer Stock Option Committee, comprised of Dr. Brennan, that may award stock options to employees who are not executive officers of the Company and are not subject to Section 16 of the Exchange Act. Four directors comprise the Compensation Committee: Messrs. Wheeler, Cooney, Adelman, and Minocherhomjee. All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Compensation Committee met once during the fiscal year ended December 31, 2005.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board of Directors, and making recommendations to the Board regarding the membership of the committees of the Board and assessing the performance of management and the Board. Our Nominating and Corporate Governance Committee charter can be found on our corporate website at www.cryocor.com. Three directors comprise the Nominating and Corporate Governance Committee: Messrs. Adelman, Wheeler and Griffin. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met once during the fiscal year ended December 31, 2005.

The Nominating and Corporate Governance Committee believes that candidates for director should possess, among other characteristics, the highest personal and professional ethics, a background and expertise that is useful to the Company and complementary to the background of the other directors, and a willingness to devote the required time to the duties and responsibilities of the Board and any committees to which he or she may be appointed. The Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates. To date, the Nominating and Corporate Governance Committee has not rejected a timely director nominee from a stockholder or stockholders holding more than 5% of our voting stock.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders in accordance with the Company’s Policy Regarding Stockholder Recommendations of Director Nominees, a copy of which is available on our corporate website, www.cryocor.com. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate

Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 9717 Pacific Heights Blvd., San Diego, CA 92121 no sooner than 120 days and no later than 90 days prior to the one-year anniversary of the preceding year’s Annual Meeting of stockholders. Each submission must set forth: the name and address of the stockholder on whose behalf the submission is made; the number of shares of capital stock of the Company that are owned beneficially by such stockholder as of the date of the submission; the full name of the proposed candidate; a description of the proposed candidate’s business experience for at least the previous five years; complete biographical information for the proposed candidate; and a description of the proposed candidate’s qualifications as a director. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met eleven times during the last fiscal year, including three times since we completed our initial public offering in July 2005. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Company’s Board of Directors has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Corporate Secretary of CryoCor, Inc. at 9717 Pacific Heights Blvd, San Diego, CA 92121. All communications will be compiled by the Secretary of the Company and submitted to the Board or the individual directors on a periodic basis. Stockholders can communicate online with the Board via CryoCor’s website at www.cryocor.com. These communications will be forwarded to the entire Board, or to subsets of the Board as appropriate, based upon the nature of the communication. Certain communications will not be provided to the Board if it is determined that the communication is not relevant or appropriate (such as product complaints, inquiries or suggestions, advertisements, resumes, surveys, solicitations and hostile communications). The screening procedures have been approved by a majority of the independent directors of the Board. All communications directed to the Audit Committee in accordance with the Company’s Open Door Policy that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee. A copy of the Company’s Open Door Policy is available on our corporate website www.cryocor.com.

CODE OF ETHICS

The Company has adopted the CryoCor Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at www.cryocor.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The primary purpose of the Audit Committee is to act on behalf of our Board of Directors in fulfilling the Board’s oversight responsibilities with respect to our corporate accounting and financial reporting processes. The Audit Committee’s functions are more fully described in its charter, which is available on our website at www.cryocor.com and is attached as Appendix A to this proxy statement. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. The Company’s independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of our financial statements and expressing an opinion on the conformity of these financial statements with generally accepted accounting principles.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management our audited financial statements as of and for the fiscal year ended December 31, 2005 and has reviewed with Ernst & Young LLP such matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the matters required to be discussed by Statement on Auditing Standards No. 61. In addition, the Audit Committee discussed with Ernst & Young LLP their independence, and received from Ernst & Young LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1.

Based on these reviews and discussions, the Audit Committee has recommended to our Board of Directors that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission. The Audit Committee also has engaged Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2006 and is seeking ratification of such selection by the stockholders.

Submitted by the Audit Committee:

David J. Cooney, Chairman

Jerry C. Griffin, M.D.

Arda M. Minocherhomjee, Ph.D.

The material in this report is not “soliciting material”, is not deemed “filed’ with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 as amended, or the Securities Exchange Act of 1934, as amended.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since its inception in 2000. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

In connection with the audit of the 2005 financial statements, the Company entered into an engagement agreement with Ernst & Young LLP, which sets forth the terms by which Ernst & Young LLP will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages. The following table summarizes the aggregate fees billed to the Company by its independent registered public accounting firm, Ernst & Young LLP, for the years ended December 31, 2005 and 2004 (in thousands):

	2005	2004
Audit fees(1)	$528	$29
Audit-related fees	—	—
Tax fees(2)	11	11
All other fees	—	—

Total	$539	$40

(1)	Audit fees consist of fees for the audit of our annual financial statements for 2005 and 2004, the review of our interim period financial statements for 2005 and 2004 included in our Form S-1 and our quarterly reports on Form 10-Q, review of our Form S-1, preparation of comfort letters associated with our initial public offering and related services that are normally provided in connection with regulatory filings or engagements.
(2)	Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). These services included assistance regarding federal, state and international tax compliance, acquisitions and international tax planning.

In considering the nature of the services provided by Ernst & Young LLP, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Ernst & Young LLP and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the Public Company Accounting Oversight Board. All fees described above were approved by the Audit Committee, except for $423,200 paid to Ernst & Young LLP in connection with our initial public offering, the fees for which were routinely discussed with the entire Board of Directors during the offering process. Upon the completion of our initial public offering, the Audit Committee adopted requirements that all services performed by Ernst & Young LLP are pre-approved prior to the services being performed.

PRE-APPROVAL POLICIES AND PROCEDURES.

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent auditor, Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. A copy of the Company’s Auditor Fees Pre-Approval Policy is attached as Appendix B.

The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

The independent auditor’s report of Ernst & Young LLP on the consolidated financial statements of the Company for the three years ended December 31, 2005, dated February 17, 2006, included in the Form 10-K filed with the SEC on March 24, 2006 contained an unqualified opinion.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 1, 2006 by: (i) each director; (ii) each of the executive officers named in the Summary Compensation Table including two former officers; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock. The address for all executive officers and directors is c/o CryoCor, Inc., 9717 Pacific Heights Blvd., San Diego, CA 92121.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares	Percent of Total
5% or Greater Stockholders:
MPM Capital LLC and its affiliates(2) 601 Gateway Boulevard Suite 360 South San Francisco, CA 94080	2,931,531	27.4%
William Blair Capital Partners VII, QP and its affiliate(3) 303 West Madison Suite 2500 Chicago, IL 60606	1,848,408	17.3%
OrbiMed Associates, LLC and its affiliates(4) 767 Third Avenue, 30th Floor New York, NY 10017	1,231,936	11.5%
Healthcare Equity QP Partners, L.P. and its affiliate(5) 131 South Dearborn Street Suite 280 Chicago, IL 60603	502,938	4.7%
Named Executive Officers and Directors:
Gregory M. Ayers, M.D., Ph.D.(6)	354,766	3.3%
Edward F. Brennan, Ph.D.(7)	228,224	2.1%
Gregory J. Tibbitts(8)	84,404	*
David J. Lentz, Ph.D.(9)	59,901	*
Russell W. Olson(10)	20,139	*
Kurt C. Wheeler(11)	2,931,531	27.4%
Robert Adelman, M.D.(12)	1,231,936	11.5%
David J. Cooney(13)	502,938	4.7%
Jerry C. Griffin, M.D.(14)	18,347	*
Arda M. Minocherhomjee, Ph.D.(15)	1,848,408	17.3%
All executive officers and directors as a group (10 persons)(16)	7,280,594	64.7%

*	Indicates beneficial ownership of less than one percent of the total outstanding common stock.
(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 10,689,868 shares outstanding on March 1, 2006, adjusted as required by rules promulgated by the SEC.
(2)

Consists of shares held by MPM Asset Management Investors 2000 B LLC, MPM Bioventures GmbH & Co. Parallel-Beteiligungs KG, MPM Bioventures II, L.P. and MPM Bioventures II-QP, L.P. MPM Asset Management II, LLC is the general partner of MPM Asset Management II, L.P, the general partner of MPM Bio Ventures GmbH & Co. Parallel-Beteiligungs KG, MPM Bio Ventures II, L.P. and MPM Bio Ventures II-QP, L.P. Mr. Wheeler, Ansbert Gadicke, Michael Steinmetz, Luke Evnin, and Nicholas Galakatos, as

investment managers of MPM Asset Management II, LLC, the general partner of MPM Asset Management II, L.P., and MPM Asset Management Investors 2000 B LLC, share voting and investment power with respect to shares held by MPM Bio Ventures GmbH & Co. Parallel-Beteiligungs KG, MPM Bio Ventures II, L.P., MPM Bio Ventures II- QP, L.P. and MPM Asset Management Investors 2000 B LLC. Mr. Wheeler disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(3)	Consists of shares held by William Blair Capital Partners VII, QP and William Blair Capital Partners VII, L.P. William Blair Capital Management VII, L.P. is the general partner of William Blair Capital Partners VII, QP and William Blair Capital Partners VII, L.P. William Blair Capital Management VII, L.L.C. is the general partner of William Blair Capital Management VII, L.P. William Blair Capital Management VII, L.L.C., through a seven-person board of managers composed of certain of its members, has voting and dispositive authority over the shares held by William Blair Capital Partners VII, QP and William Blair Capital Partners VII, L.P. Decisions of the board of managers are made by a majority vote of its members and, as a result, no single member of the board of managers has voting or dispositive authority over the shares. Dr. Minocherhomjee, Robert D. Blank, Timothy Burke, David G. Chandler, John Ettelson, Robert P. Healy and Timothy M. Murray are the members of the board of managers and each disclaims beneficial ownership of these shares, except to the extent of their pecuniary interest therein.
(4)	Consists of shares held by OrbiMed Associates, LLC, PW Juniper Crossover Fund, LLC and Caduceus Private Investments, LP. Samuel Isaly is the general partner of OrbiMed Associates, LLC, PW Juniper Crossover Fund, LLC and Caduceus Private Investments, LP. Dr. Adelman is an affiliate of OrbiMed Associates, LLC, PW Juniper Crossover Fund, LLC and Caduceus Private Investments, LP. Mr. Isaly and Dr. Adelman disclaim beneficial ownership of these shares, except to the extent of their pecuniary interest therein.
(5)	Consists of shares held by Healthcare Equity QP Partners, L.P. and Healthcare Equity Partners, L.P. Beecken Petty and Company, LLC is the general partner of Healthcare Equity QP Partners, L.P. and Healthcare Equity Partners, L.P. Mr. Cooney is a member of Beecken Petty and Company, LLC, and shares voting and investment power with respect to the shares held by Healthcare Equity QP Partners, L.P. and Healthcare Equity Partners L.P. with David K. Beecken, William G. Petty, Jr., Kenneth W. O’Keefe, Gregory A. Moerschel, Thomas A. Schlesinger and John W. Kneen, the other members of Beecken Petty and Company, LLC. Mr. Cooney disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.
(6)	Includes 42,791 shares of common stock, of which 1,216 are subject to repurchase and 2,369 are held by Dr. Ayers’ spouse. Also includes options to purchase 311,975 shares of common stock, 181,023 of which were unvested but exercisable as of March 1, 2006. Dr. Ayers served as our Chief Executive Officer until March 2006, and currently remains an employee and serves as a member of our Board of Directors.
(7)	Includes 40,322 shares of common stock and options to purchase 187,902 shares of common stock, 166,413 of which were unvested but exercisable as of March 1, 2006. Dr. Brennan served as our President and Chief Operating Officer until March 2006, when he was appointed as our Chief Executive Officer.
(8)	Includes 40,322 shares of common stock, 3,395 of which are subject to repurchase, and options to purchase 44,082 shares of common stock, 44,082 of which were unvested but exercisable as of March 1, 2006.
(9)	Dr. Lentz resigned in October 2005.
(10)	Mr. Olson resigned in January 2006.
(11)	Includes the shares referred to in footnote (2) above. Mr. Wheeler disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in these entities.
(12)	Includes the shares referred to in footnote (4) above. Dr. Adelman disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in these entities.
(13)	Includes the shares referred to in footnote (5) above. Mr. Cooney disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in these entities.
(14)	Includes options to purchase 18,347 shares of common stock, 10,157 of which were unvested but exercisable as of March 1, 2006.
(15)	Includes the shares referred to in footnote (3) above. Dr. Minocherhomjee disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in these entities.
(16)	Includes 4,611 shares of common stock subject to repurchase and exercisable options to purchase 562,306 shares of common stock of which 401,675 shares are unvested as of March 1, 2006.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that one report, covering an initial report of ownership was filed late by OrbiMed Associates, LLC and its affiliates on behalf of Dr. Adelman, due to an administrative error.

During fiscal 2005, Dr. Ayers timely reported a transaction but inadvertently did not include in that report shareholdings of his spouse. This omission was corrected by the reporting of these shares in his year-end Form 5.

COMPENSATION OF DIRECTORS

Each non-employee director of the Company receives a quarterly cash retainer of $3,750, a per meeting fee of $2,000 plus a fee of $1,000 for attendance at each committee meeting. In the fiscal year ended December 31, 2005, the total compensation paid to non-employee directors was $77,500. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in attending Board meetings in accordance with Company policy.

Effective upon the effective date of our initial public offering in July 2005, we adopted our 2005 Non-Employee Directors’ Stock Option Plan, or directors’ plan, to provide for the automatic grant of options to purchase shares of common stock to our non-employee directors. Under the directors’ plan, new non-employee directors are entitled to receive an initial option grant to purchase 20,161 shares of common stock upon their election to our Board. The shares subject to this initial option grant vest monthly over three years.

In addition, each non-employee director is entitled to receive an option grant to purchase 6,451 shares of our common stock on the date of each Annual Meeting of our stockholders, beginning with our 2006 Annual Meeting of stockholders. However, the size of an annual grant made to a non-employee director who has served for less than 12 months at the time of the Annual Meeting will be reduced by 25% for each full quarter prior to the date of grant during which he or she did not serve as a non-employee director. The shares subject to this annual option grant vest monthly over one year.

The exercise price of the options granted to non-employee directors under the directors’ plan is equal to 100% of the fair market value of the common stock on the date of grant. The term of stock options granted under the directors’ plan is ten years. In the event of certain corporate transactions, all outstanding options under the directors’ plan may be assumed, continued or substituted for by any surviving entity. If the surviving entity elects not to assume, continue or substitute for such options, the vesting of such options held by non-employee directors whose service has not terminated prior to the corporate transaction generally will be accelerated in full and all options outstanding under the directors’ plan will be terminated if not exercised before the effective time of the corporate transaction. There were no options issued under the directors plan in the fiscal year ended December 31, 2005.

In addition, all of our directors are eligible to participate in our 2005 Equity Incentive Plan, or 2005 Plan, the 2000 Stock Option Plan, or 2000 Plan, and all of our employee directors are eligible to participate in our 2005 Employee Stock Purchase Plan, or Purchase Plan.

The following table provides information for fiscal 2005 compensation for non-employee directors who served during fiscal 2005.

Non-Employee Director Compensation Table for Fiscal 2005

Name	Cash Retainer	Additional Meeting Fees
Robert Adelman, M.D.	$7,500	$8,000
David J. Cooney	$7,500	$8,000
Jerry C. Griffin, M.D.	$7,500	$8,000
Arda M. Minocherhomjee, Ph.D.	$7,500	$9,000
Kurt C. Wheeler	$7,500	$7,000

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

The following table sets forth information as to persons who currently serve as our executive officers and a significant employee:

Name	Age	Position(s)
Edward F. Brennan, Ph.D.	54	President, Chief Executive Officer and Director
Gregory J. Tibbitts	38	Vice President, Finance and Chief Financial Officer
Gregory M. Ayers, M.D., Ph.D.	43	Former Chief Executive Officer

Edward F. Brennan, Ph.D., age 54, has served as our Chief Operating Officer since January 2005, our President since March 2005 and our Chief Executive Officer and a member of our Board of Directors since March 2006. From January 2001 to December 2003, Dr. Brennan was Managing Director for Perennial Ventures, a venture fund focused on early-stage investing in technology companies. From January 2000 to December 2000, Dr. Brennan served as Vice President of Tredegar Investments, a venture capital investment company. Dr. Brennan was also Executive Vice President for CardioGenesis Corp., a medical device company, from June 1995 to December 1999, where he was responsible for domestic and international clinical programs, regulatory affairs, quality systems and scientific research activities. He is the Chairman of Hemosense, Inc., and serves on the boards of directors of a number of privately-held technology companies. Dr. Brennan received a B.A. in Chemistry and Biology and a Ph.D. in Biology from the University of California, Santa Cruz.

Gregory J. Tibbitts has served as our Vice President, Finance and Chief Financial Officer since July 2004. From April 2000 to June 2004, he held various positions, including Chief Financial Officer, with Elitra Pharmaceuticals Inc., a biotechnology company. From December 1996 to March 2000, Mr. Tibbitts was a senior manager in the audit department of Ernst & Young LLP, specializing in the biotechnology, medical device and other high technology industries. He also worked with Ernst & Young LLP from September 1989 to April 1993 before joining the mortgage banking division of ITT Financial as their Controller. Mr. Tibbitts received a B.A. in Business Administration from the University of San Diego and an M.B.A. in Finance from San Diego State University. He is a Certified Public Accountant in the State of California.

Gregory M. Ayers, M.D., Ph.D. has served as a member of our board of directors since August 2000. Dr. Ayers has been employed by us in various capacities since July 2002. From July 2002 to March 2006, Dr. Ayers served as our Chief Executive Officer. Dr. Ayers also served as our President from August 2000 to March 2005. From February 2000 to July 2002, Dr. Ayers was a venture partner with MPM Capital LLC, a venture capital firm that invests primarily in biotechnology and medical technology companies and which, together with its affiliates, is one of our principal stockholders. He also acted as our interim Chief Executive Officer during that time. Dr. Ayers also served as interim Chief Executive Officer of Hemosense, Inc., a company specializing in anticoagulant testing, from April 2001 to July 2002, and he is currently a member of its board of directors. From December 1998 to May 2004, Dr. Ayers was a consultant for numerous organizations and was Vice President, Clinical and Regulatory, of Corvascular, Inc., a surgical company, from January 1999 to May 2004. In April 1992, Dr. Ayers joined InControl, Inc., a medical device company that developed implantable atrial defibrillators, initially as a clinical scientist, and from September 1996 to December 1998, he served as its Vice President of Clinical Affairs. Dr. Ayers has also served on several university committees. He is a fellow of the American College of Cardiology and holds 18 United States patents in the area of defibrillation, cardiac arrhythmia management and cardiac temperature control. Dr. Ayers received a B.S. and Ph.D. in Biomedical Engineering from Purdue University and an M.D. from Indiana University.

SUMMARY COMPENSATION TABLE(1)

The following table provides information for the fiscal year ended December 31, 2005 and 2004 regarding compensation awarded or paid to, or earned by, our chief executive officer and each of our other most highly compensated executive officers whose combined salary and bonus for 2005 exceeded $100,000 and two former executive officers. We refer to the individuals listed in the table below as our “Named Executive Officers” elsewhere in this document.

		Annual Compensation						Long-Term Compensation
Name and Principal Position(s)	Year	Salary ($)		Bonus ($)		Other Annual Compensation ($)		Securities Underlying Options (#)	All Other Compensation ($)
Edward F. Brennan, Ph.D. (2).	2005	230,769	(3)	127,500	(4)	8,880	(5)	228,224	1,234	(6)
President and Chief Executive Officer

Gregory J. Tibbitts	2005	190,000		108,250	(4)	10,080	(5)	—	978	(6)
Vice President, Finance and Chief Financial Officer	2004	89,154	(7)	26,750		4,800	(5)	84,404	351	(6)

Gregory M. Ayers, M.D., Ph.D. (8)	2005	450,000		136,833	(4)	22,665	(9)	—	1,478	(6)
Former Chief Executive Officer	2004	450,000		65,333		21,143	(9)	284,329	1,392	(6)

David J. Lentz, Ph.D. (10)	2005	212,103		50,000		833	(11)	—	1,169	(6)
Former Vice President, Research and Development	2004	200,000		52,500		1,000	(11)	82,929	740	(6)

Russell W. Olson (12)	2005	185,000		42,400		1,000	(11)	—	1,083	(6)
Former Vice President, Regulatory and Quality	2004	168,480		31,260		1,000	(11)	53,311	626	(6)

(1)	In accordance with the rules of the SEC, the compensation described in this table does not include medical, group life insurance or other benefits that are available generally to all of our salaried employees and certain perquisites and other personal benefits received by a named executive officer that do not exceed the lesser of $50,000 or 10% of any named executive officer’s salary and bonus disclosed in this table. In addition as permitted by the rules promulgated by the SEC, no amounts are shown for 2003.
(2)	Dr. Brennan served as our President and Chief Operating Officer until March 2006, when he was appointed our Chief Executive Officer.
(3)	Mr. Brennan became an employee of the Company on January 17, 2005. This amount represents his salary for the period from January 17, 2005 through December 31, 2005.
(4)	Includes a $50,000 bonus for performance efforts associated with the initial public offering in 2005, approved by the Board of Directors in January 2006 and paid in January 2006.
(5)	Represents benefit supplements to offset deductions for medical, dental and vision insurance.
(6)	Represents long term disability premiums paid by the Company.
(7)	Mr. Tibbitts became an employee of the Company on July 1, 2004. This amount represents his salary for the period from July 1, 2004 through December 31, 2004.
(8)	Dr. Ayers served as our Chief Executive Officer until March 2006.
(9)	Represents benefit supplements to offset deductions for medical, dental and vision insurance, payments relating to the lease of a vehicle and life insurance premiums paid by the Company.
(10)	Dr. Lentz resigned in October 2005.
(11)	Amounts paid as a no-coverage allowance as provided to all employees who waive health plan coverage and have other group health plan coverage in place.
(12)	Mr. Olson resigned in January 2006.

Stock Option Grants And Exercises

On August 24, 2000, our Board of Directors adopted our 2000 Stock Option Plan, or the 2000 Plan, and on March 30, 2005 adopted our 2005 Equity Incentive Plan, or 2005 Plan. All options granted are governed by the terms of these plans. For the fiscal year ended December 31, 2005, we granted options to purchase a total of 332,953 shares of our common stock with a weighted average exercise price of $1.84 per share to our employees, including grants to our named executive officers. Under the terms of our 2005 Plan, any options to purchase shares of our common stock granted under our 2000 Plan that expire or are otherwise terminated in accordance with the terms of the 2000 Plan shall be added to the option pool for our 2005 Plan and become available for future grant under the 2005 Plan. Options granted under our 2000 Plan expire ten years from the date of grant. No stock appreciation rights covering our common stock were granted to our named executive officers in 2005.

As of March 1, 2006, options to purchase a total of 1,001,262 shares were outstanding and options to purchase 702,173 shares remained available for grant under the 2000 Plan and 2005 Plan, combined.

The following tables show for the fiscal year ended December 31, 2005, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
Name	Number of Securities Under- lying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year(1)	Exercise or Base Price ($/Sh)	Expira- tion Date	5% ($)	10% ($)
Edward F. Brennan, Ph.D. (3)	228,224	68.5	$0.62	3/3/15	3,753,055	5,778,044
Gregory J. Tibbitts	—	—	—	—	—	—
Gregory M. Ayers, M.D., Ph.D.	—	—	—	—	—	—
David J. Lentz, Ph.D.	—	—	—	—	—	—
Russell W. Olson	—	—	—	—	—	—

(1)	Based on 332,953 options granted during the fiscal year ended December 31, 2005 under our 2000 Plan and 2005 Plan, including grants to our executive officers.
(2)	Potential realizable values are computed by (a) multiplying the number of shares of common stock subject to a given option by the initial public offering price of $11.00 per share, (b) assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table for the entire term of the option and (c) subtracting from that result the aggregate option exercise price. The 5% and 10% assumed annual rates of stock price appreciation are mandated by the rules of the SEC and do not represent our estimate or projection of future common stock prices.
(3)	The exercise price per share of the option granted to Dr. Brennan was equal to the fair market value of our common stock as determined by our Board of Directors on the date of the grant. The exercise price is payable in cash, by promissory note, in shares of our common stock previously owned by the optionee, pursuant to the net exercise of the option or in such other consideration approved by our Board of Directors. These options vest over four years with 25% of the options vesting after one year and the remainder vesting ratably thereafter on a monthly basis. Additionally, in the event of a change in our control, vesting of 50% of the unvested shares shall be accelerated in full and if Dr. Brennan’s service with us or our successor terminates within 12 months of the change in control (without cause or for good reason) the remaining portion of the unvested shares vest.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION VALUES

The following table provides information concerning options exercised during 2005 and unexercised options held as of December 31, 2005 by each of our named executive officers.

The value of unexercised in-the-money options at December 31, 2005 are those options for which the fair market value of the underlying securities exceeds the exercise or base price of the option. These columns are based upon the closing price of $5.66 at December 31, 2005. All options in the table permit early exercise of unvested shares and all unvested shares are subject to repurchase by the Company.

	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Edward F. Brennan, Ph.D.	40,322	418,542	187,902	—	947,026	—

Gregory J. Tibbitts	40,322	418,542	44,082	—	222,173	—

Gregory M. Ayers, M.D., Ph.D.	40,322	418,542	311,975	—	1,471,987	—

David J. Lentz, Ph.D.	44,859	443,627	18,090	—	75,812	—

Russell W. Olson	—	—	66,054	—	317,863	—

(1)	With the exception of 4,538 options exercised by Dr. Lentz during October 2005, there was no public market for our common stock as of the dates of option exercises included in the “Value Realized” column. For purposes of this table, the value realized of shares acquired on exercise has been calculated by taking the excess of the initial public offering price of $11.00 per share over the exercise price for the option, multiplied by the number of shares subject to the option, without taking into account any taxes that may be payable in connection with the transaction. The shares received by Dr. Lentz had a fair value of $6.15 per share on the date of the option exercise.

Securities Authorized For Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2005 with respect to compensation plans under which CryoCor’s common stock is authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted- average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	1,085,914	$1.32	611,811	(1)
Total	1,085,914	$1.32	611,811

(1)	Includes 161,290 shares of our common stock available for issuance under our Employee Stock Purchase Plan as of December 31, 2005. Excludes future increases in the number of shares reserved for issuance pursuant to the terms of 2005 Equity Incentive Plan and our 2005 Employee Stock Purchase Plan.

Pension Plans and Long-Term Incentive Plans

The Company has no pension plans or long-term incentive plans.

Employment, Severance and Change of Control Agreements

Employment Agreement with Dr. Brennan

In January 2005, we entered into an employment agreement with Dr. Brennan, our President and Chief Executive Officer in connection with his employment as our Chief Operating Officer. The employment agreement sets forth Dr. Brennan’s initial base salary of $250,000 per year, which is subject to adjustment upon annual review by our Board of Directors. The agreement entitles Dr. Brennan to receive medical benefits, as well as fringe benefits provided to our other senior executives, and to participate in our incentive bonus program. Dr. Brennan will be entitled to earn an annual bonus contingent upon our achievement of milestones as set forth in the agreement. He is also reimbursed for reasonable travel and living expenses associated with temporary housing in the San Diego area, and we pay approximately $500 per month for the lease of an automobile in San Diego.

In addition, pursuant to his employment agreement, we granted Dr. Brennan three stock options to purchase an aggregate of 228,224 shares of our common stock under our 2000 Plan at exercise prices of $0.62 per share, the fair market value of our common stock on the grant dates. These options vest over four years, with 25% of the options vesting after one year and the remainder vesting ratably thereafter on a monthly basis. Additionally, in the event of a change in our control, vesting of 50% of the unvested shares of our common stock subject to each of Dr. Brennan’s three options shall be accelerated in full. Further, if Dr. Brennan’s service with us or our successor terminates within 12 months of a change in our control, vesting of the remaining portion of Dr. Brennan’s options shall be accelerated in full, subject to certain limitations. In each case, the acceleration of Dr. Brennan’s options is contingent upon him executing a waiver and general release in favor of us or our successor.

In connection with our annual compensation review and recent promotion of Dr. Brennan to Chief Executive Officer, in March 2006, we granted Dr. Brennan two option grants to purchase a total of 375,000 shares of our common stock under our 2005 plan at exercise prices of $3.01 per share, the fair market value of our common stock on the date of grant. The first grant of 187,500 shares of common stock will vest ratably on a monthly basis over a four year period, beginning March 24, 2006. The second grant of 187,500 shares of common stock will vest upon the achievement of specific milestones, as follows:

1)	30% (56,250 shares) will vest upon receipt of premarket approval, or PMA, from the United States Food and Drug Administration, or FDA, for the treatment of atrial flutter with our Cardiac Cryoablation System; and

2)	70% (131,250 shares) vest upon receipt of PMA approval from the FDA for the treatment of atrial fibrillation with our Cardiac Cryoablation System.

If within 12 months of a change of control of CryoCor, Dr. Brennan is terminated without cause or terminates with good reason, then 100% of the unvested shares of our common stock subject to each of Dr. Brennan’s options under these two grants shall be accelerated in full, subject to certain limitations. In each case, the acceleration of Dr. Brennan’s options is contingent upon him executing a waiver and general release in favor of us or our successor. At his request, Dr. Brennan did not receive an increase in base salary from his promotion.

Dr. Brennan is an “at will” employee, and he may terminate his employment with us at any time. Similarly, we can terminate his employment at any time, with or without cause. If we terminate Dr. Brennan’s employment other than for cause, he is entitled to receive nine month’s salary and medical benefits coverage and nine month’s accelerated vesting of all of his options, provided he executes a waiver and general release in favor of us. For purposes of Dr. Brennan’s employment agreement, termination for “cause” generally means his termination by us as a result of his commission of a fraud against us or an act that materially injures our business, his conviction of a felony involving moral turpitude that is likely to injure our business, his participation in any activity that is directly competitive with or injurious to us or one of our affiliates, or his repeated failure to perform his employment duties.

Employment Agreement with Mr. Tibbitts

In July 2004, we entered into an employment agreement with Mr. Tibbitts, our Vice President of Finance and Chief Financial Officer. The employment agreement sets forth Mr. Tibbitts’ initial base salary of $190,000 per year, which is subject to adjustment upon annual review by our Board of Directors. The agreement entitles Mr. Tibbitts to receive medical benefits, as well as fringe benefits provided to our other senior executives, and participate in our incentive bonus program.

Pursuant to the employment agreement, Mr. Tibbitts was granted two stock options to purchase an aggregate of 84,404 shares of our common stock under our 2000 Plan at exercise prices of $0.62 per share, the fair market value of our common stock on the grant dates. The options vest over four years, with 25% of the options vesting after one year and the remainder vesting ratably thereafter on a monthly basis. In the event of a change in our control, vesting of 50% of the unvested shares of our common stock subject to each of Mr. Tibbitts’ stock options shall be accelerated in full. Further, if Mr. Tibbitts’ service with us or our successor terminates without cause or for good reason within 12 months of a change in our control, the remaining portion of Mr. Tibbitts’ options shall be accelerated in full, subject to certain limitations, and may be exercised during the three-month period following his termination. In each case, the acceleration of Mr. Tibbitts’ options is contingent upon him executing a waiver and general release in favor of us or our successor.

In connection with our annual compensation review, in March 2006, we granted Mr. Tibbitts two option grants to purchase a total of 100,000 shares of our common stock under our 2005 plan, at exercise prices of $3.01 per share, the fair market value of our common stock on the date of grant. The first grant of 50,000 shares of common stock will vest ratably on a monthly basis over a four year period, beginning March 24, 2006. The second grant of 50,000 shares of common stock will vest upon the achievement of specific milestones, as follows:

1)	30% (15,000 shares) will vest upon receipt of PMA approval from the FDA for the treatment of atrial flutter with our Cardiac Cryoablation System; and

2)	70% (35,000 shares) will vest upon receipt of PMA approval from the FDA for the treatment of atrial fibrillation with our Cardiac Cryoablation System.

If within 12 months of a change of control of CryoCor, Mr. Tibbitts is terminated without cause or terminates with good reason, then 100% of the unvested shares of our common stock subject to each of Mr. Tibbitts options under these two grants shall be accelerated in full, subject to certain limitations. In each case, the acceleration of Mr. Tibbitts’ options is contingent upon him executing a waiver and general release in favor of us or our successor. At his request, he did not receive an increase in base salary, which has remained unchanged since he joined us in July 2004.

Mr. Tibbitts is an “at will” employee, and he may terminate his employment with us at any time. Similarly, we can terminate his employment at any time, with or without cause. If we terminate Mr. Tibbitts’ employment other than for cause, he is entitled to receive six month’s salary, provided he executes a waiver and general release in favor of us. For purposes of Mr. Tibbitts’ employment agreement, termination for “cause” generally means his termination by us as a result of his conviction for fraud, misappropriation, embezzlement or any felony or crime of moral turpitude, his willful neglect of his duties to us, conduct by him demonstrating gross negligence, recklessness or willful misconduct with respect to his obligations to us, or his material breach of his employment or proprietary rights agreement with us.

Employment Agreement with Dr. Ayers

In September 2000, we entered into an employment agreement with Dr. Ayers, our former Chief Executive Officer, which was amended in June 2004 and further amended on March 21, 2006. The employment agreement provides that unless the Company and Dr. Ayers agree to extend the employment agreement, the employment agreement will expire and Dr. Ayers’ employment will terminate on August 31, 2006. Pursuant to his employment agreement, Dr. Ayers will have duties and responsibilities in connection with the management of the Company’s medical affairs and clinical trials and will no longer serve as the Company’s Chief Executive Officer.

The employment agreement sets forth Dr. Ayers’ initial base salary of $450,000 per year, which is subject to adjustment by our Board of Directors upon annual review. The agreement entitles Dr. Ayers to receive medical benefits, as well as customary fringe benefits. In addition, Dr. Ayers is entitled to receive up to $700 per month to lease a vehicle and we pay for the related insurance for use in connection with his employment with us. We have also agreed to maintain a term life insurance policy for Dr. Ayers in an amount of at least $450,000.

Pursuant to the agreement, Dr. Ayers received an annual bonus of $68,980, $65,333 and $61,833 for 2003, 2004 and 2005, respectively. Dr. Ayers received additional bonuses totaling $75,000 for 2005 services, $25,000 paid in February 2005 and $50,000 paid in January 2006. He also received a $225,000 relocation allowance in 2002. In addition, we loaned Dr. Ayers $175,000 in 2002 in connection with his relocation to San Diego, California, following repayment of the previously existing loan made by us to Dr. Ayers. The loan accrued interest at an annual rate of 6% and was secured by a deed of trust on Dr. Ayers’ personal residence. Dr. Ayers repaid the loan principal and interest accrued thereon in full in March 2005.

In the event that Dr. Ayers’ employment agreement is not extended prior to its termination in August 31, 2006, or Dr. Ayers is terminated without cause (as described below) or resigns for good reason (as described below), Dr. Ayers will be entitled to receive a severance payment of $450,000, payable in equal installments over twelve months, subject to compliance with applicable tax regulations, provided that Dr. Ayers executes a waiver and release in favor of the Company. In addition, in the event Dr. Ayers’ employment is terminated, whether by expiration of his employment agreement or otherwise, his outstanding options will cease vesting upon the earlier of (i) one year from the date of termination of his employment or (ii) the date upon which he ceases to be a member of the Company’s Board of Directors.

The employment agreement provides that in the event of a change in our control in which Dr. Ayers’ options to purchase an aggregate of 352,297 shares of common stock are continued or substituted for by the surviving entity, 50% of the unvested shares subject to these options shall vest upon the change in control. In the event these options are not continued or substituted for in connection with a change in control, the options shall vest in full upon the change in control. In addition, pursuant to the employment agreement, if Dr. Ayers’ employment is terminated without cause by the Company or its successor, or Dr. Ayers resigns for good reason within 12 months (subject to compliance with applicable tax regulation) after a change in control of the Company, Dr. Ayers is entitled to receive a severance payment of $450,000 payable in equal installments over twelve months and the acceleration of vesting of all unvested shares under outstanding stock options held by Dr. Ayers, provided that Dr. Ayers executes a waiver and general release in favor of the Company or its successor.

For purposes of Dr. Ayers’ employment agreement, termination for “cause” generally means his termination by us as a result of his conviction for fraud, misappropriation, embezzlement or any felony or crime of moral turpitude, conduct by him demonstrating gross negligence, recklessness or willful misconduct with respect to his obligations to us, or his material breach of his employment or proprietary rights agreement with us. Termination for “good reason” generally means as a result of our material breach of Dr. Ayers’ employment agreement, a significant reduction in Dr. Ayers’ position or duties, a 25% or greater reduction in Dr. Ayers’ base salary or a relocation of our executive offices to more than 30 miles from San Diego County.

Report of the Compensation Committee of the Board of Directors

on Executive Compensation

The Compensation Committee of the Board of Directors reviews and approves the overall compensation strategy and policies for the Company. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of the Company’s officers (which includes any person holding a vice president position or higher in the Company), reviews and approves the compensation and other terms of employment of the Company’s Chief Executive Officer, reviews and approves the compensation and other terms of employment of the other officers, and administers the Company’s stock option and stock purchase plans, and other similar programs. The Compensation Committee is comprised of the following four independent directors: Messrs. Wheeler, Cooney, Adelman, and Minocherhomjee.

Compensation Philosophy

The Board’s executive compensation structure links management pay with the Company’s annual and long-term performance. The compensation structure is intended to attract, retain and motivate management and other employees by providing appropriate levels of risk and reward, assessed on a relative basis at all levels within the Company and in proportion to individual contribution and performance. In addition, the Compensation Committee seeks to establish appropriate incentives for management to further the Company’s long-term strategic plan and avoid undue emphasis on short-term market value. The compensation structure provides for base salaries which reflect such factors as level of responsibility, individual performance, internal fairness and external competitiveness; incentive cash bonus awards which are payable upon the Company’s achievement of milestones approved by the Compensation Committee; and long-term incentive opportunities in the form of stock options which strengthen the mutuality of interest between management and the Company’s stockholders.

Review of All Components of Officer Compensation

The Compensation Committee has reviewed the key components of the compensation paid to the Company’s officers for the fiscal year ended December 31, 2005 (as reflected in the foregoing tables with respect to the Named Executive Officers), including salary, bonus and equity ownership. A tally sheet setting forth these components was prepared and reviewed affixing dollar amounts for each of the Named Executive Officers.

Based on this review, the Compensation Committee requested an external compensation study be performed for the purpose of comparing the existing compensation of the Company’s officers to compensation paid to officers of other, similar medical-device companies. In the first quarter of 2006, the Compensation Committee received the requested materials and the Compensation Committee evaluated whether adjustments are required.

Base Salary

With respect to determining the base salary of officers, the Compensation Committee takes into consideration a variety of factors; an officer’s success in achieving his or her individual performance goals and objectives and the corporate performance goals and objectives deemed relevant to the officer; and the salaries of similar positions in the Company and in comparable medical device companies. Annual adjustments in base salaries typically are made effective at the beginning of the fiscal year for which they are intended to apply and therefore reflect in large part the prior year’s business and individual performance achievements.

Incentive Bonus Program

The Company’s incentive bonus program for its officers (including the Named Executive Officers) is based on the achievement of annual performance milestones and other management objectives which are established annually, but which are subject to adjustment and interim review during the fiscal year as the Compensation Committee deems appropriate. The Company’s milestones and objectives for fiscal 2005 consisted of clinical goals that are considered to be critical to the Company’s fundamental long-term goal of building stockholder value, such as the successful completion of the Company’s facilities audit by the Food and Drug Administration, the receipt of PMA approval for atrial flutter, and the completion of enrollment in the atrial fibrillation pivotal trial. In conjunction with this incentive bonus program, the Company paid bonuses to its then Chief Operating Officer (who is now the Company’s current Chief Executive Officer) and Chief Financial Officer for the successful completion of the facilities audit by the Food and Drug Administration.

Where circumstances merit, the Compensation Committee will consider making interim awards during the fiscal year. Individual incentive bonus awards to executive officers for the Company’s 2005 fiscal year were determined by the Committee based on its subjective assessment of the aforementioned factors and were paid after its conclusion. In February 2005 and in January 2006, separate from its ongoing review of executive compensation to establish the Company’s salary and bonus levels for its executive officers, the Compensation Committee awarded specific bonuses of $25,000 in 2005 and $50,000 in 2006 to each of the Company’s former Chief Executive Officer, current Chief Executive Officer and the Company’s Chief Financial Officer. The 2005 bonus was to recognize the progress of the company including completion of enrollment in the AFL pivotal trial, and the 2006 bonus for their role in completing the Company’s 2005 initial public offering.

Long-Term Incentives

The Company’s long term incentive program consists of the 2000 Stock Option Plan and the 2005 Equity Incentive Plan, collectively referred to as the Incentive Plans. Discretionary stock-based awards are intended to create an opportunity for employees of the Company to acquire an equity ownership interest in the Company and thereby enhance their efforts in the service of the Company and its stockholders.

Stock options granted to the Company’s executive officers and other employees of the Company typically include vesting provisions of up to four years. The Committee believes that by rationing the exercisability of these stock options over future years, the executive retention impact of the Incentive Plans will be strengthened and management’s motivation to enhance the value of the Company’s stock will be constructively influenced. In determining the level of stock option grants, the Committee considers, but does not formally weigh performance and the incentive compensation provided to similarly situated executives within the medical device industry.

Chief Executive Officer Compensation

In 2005, Gregory M. Ayers, M.D., Ph.D., the Company’s former Chief Executive Officer, received $450,000 in salary. In addition, the Compensation Committee authorized the following bonuses to Dr. Ayers: (i) $25,000 for corporate performance in fiscal year 2004, including completion of enrollment in the AFL pivotal trial, (ii) $50,000 in connection with his role in the Company’s initial public offering, (iii) $61,833 as contractually stated in the terms of his original employment agreement. Dr. Ayers did not receive any stock option grants in 2005.

Dr. Ayers salary for 2005 was reviewed by the Compensation Committee in consultation with the full Board. The Compensation Committee’s approach to establishing Dr. Ayers compensation for 2005 was to be competitive with comparable companies identified by the Company and to have a significant portion of Dr. Ayers compensation depend on the achievement of corporate performance goals and objectives.

In March, 2006, Dr. Ayers ceased serving as the Company’s Chief Executive Officer. He continues to serve at his existing compensation level as an employee of the Company with duties and responsibilities in connection with the management of the Company’s medical affairs and clinical trials. In addition, in March 2006, the Company announced that Dr. Edward F. Brennan, the Company’s President and Chief Operating Officer at the time, was appointed as Chief Executive Officer.

Other Compensation Activity

In connection with its annual compensation review and the recent promotion of Edward F. Brennan to Chief Executive Officer, on March 24, 2006, the Compensation Committee made incentive stock option grants to Edward F. Brennan, Chief Executive Officer, and Gregory J. Tibbitts, Chief Financial Officer.

Dr. Brennan received two option grants to purchase a total of 375,000 shares of the Company’s common stock under the Company’s 2005 Plan at exercise prices of $3.01 per share, the fair market value of the Company’s common stock on the date of grant. The first grant of 187,500 shares of common stock will vest ratably on a monthly basis over a four year period, beginning March 24, 2006. The second grant of 187,500 shares of common stock will vest upon the achievement of specific milestones, which include the receipt of premarket approval from the FDA for the treatment of atrial flutter and/or atrial fibrilation with the Company’s Cardiac Cyoablation System.

Mr. Tibbitts also received two option grants to purchase a total of 100,000 shares of the Company’s common stock under the Company’s 2005 Plan at exercise prices of $3.01 per share, the fair market value of the Company’s common stock on the date of grant. The first grant of 50,000 shares of common stock will vest ratably on a monthly basis over a four year period, beginning March 24, 2006. The second grant of 50,000 shares of common stock will vest upon the achievement of specific milestones, which include the receipt of premarket approval from the FDA for the treatment of atrial flutter and/or atrial fibrilation with the Company’s Cardiac Cyoablation System.

At the request of the executives, their annual base salaries remain unchanged at $250,000 for Dr. Brennan, and $190,000 for Mr. Tibbitts. In awarding the stock options, the Compensation Committee considered this request, and the reasons stated by the executives, which were to acknowledge the financial condition of CryoCor and its ongoing need to manage its cash position, and a desire to clearly align their interests with the interests of CryoCor’s stockholder base. Further, the executives requested that any option grants include a milestone-based vesting component. These factors were also considered in the terms of the final stock option grants.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code, or the Code, limits the Company to a deduction for federal income tax purposes of no more than $1.0 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1.0 million may be deducted if it is “performance-based compensation” within the meaning of the Code. The Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designated to qualify as “performance based compensation.” The Compensation Committee intends to continue to evaluate the effects of the statute and any Treasury regulations and to comply with Code Section 162(m) in the future to the extent consistent with the best interests of the Company.

Submitted by the Compensation Committee:

Arda M. Minocherhomjee, Chairman

Kurt C. Wheeler

Robert Adelman

David J. Cooney

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee has ever been an officer or employee of ours. None of our executive officers currently serves, or served during 2005, as a member of the board of directors or compensation committee of any other entity that had one or more executive officers who served on our board of directors or compensation committee. See “Certain Relationships and Related Party Transactions” for a description of transactions between us and certain holders of our capital stock affiliated with members of our compensation committee. Prior to establishing the compensation committee, our full board of directors made decisions relating to the compensation of our executive officers.

PERFORMANCE MEASUREMENT COMPARISON

The following graph shows the total stockholder return of an investment of $100 in cash on December 31, 2001 for (i) the Company’s common stock, and (ii) the NASDAQ. This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act of the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Comparison of Five-Year Cumulative Total Returns

Performance Graph for

CRYOCOR INC

Produced on 03/15/2006 including data to 12/30/2005

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loan to Executive Officer

Pursuant to his employment agreement, we loaned Dr. Ayers, our former Chief Executive Officer, $175,000 in 2002 in connection with his relocation to San Diego, California following the repayment of an existing loan made by us to Dr. Ayers. The loan accrued interest at a rate of 6% per year and was secured by a deed of trust on Dr. Ayers’ personal residence. Dr. Ayers repaid the loan principal and interest accrued thereon in full in March 2005.

Relationships with Entity Affiliated with an Executive Officer and Director

CryoCor GmbH leases office space in Germany from Innovative Medical Products GmbH, or IMed Pro, and retains IMed Pro for consulting services associated with supporting some of our commercial centers. In addition, Mr. Scharnberger, the former General Manager of CryoCor GmbH and Vice President of our European Operations, utilized a car leased in IMed Pro’s name, the costs for which are reimbursed by us. Dr. Ayers, a member of our Board and former Chief Executive Officer, is a general manager of IMed Pro. During the past three fiscal years, we made payments to IMed Pro of approximately $147,000 in 2005, $95,000 in 2004 and $80,000 in 2003.

Participation in our initial public offering

William Blair Capital Partners, Healthcare Equity Partners, MPM Capital and OrbiMed Associates, purchased, either directly or through their affiliates, 203,000, 45,000, 180,000 and 135,000, respectively, of the shares offered in our initial public offering in July 2005.

Indemnification Agreements

As permitted by Delaware law, we have entered into indemnity agreements with each of our directors and executive officers. These agreements generally require us to indemnify our directors and executive officers against any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any action, suit or proceeding, whether actual or threatened, to which any of these individuals may be made a party by reason of the fact that he or she is or was a director, officer, employee, or other agent of ours or serving at our request as a director, officer, employee, or other agent of another corporation or enterprise, provided that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Under the indemnification agreements, all expenses incurred by one of our directors or executive officers in defending any such action, suit or proceeding in advance of its final disposition shall be paid by us upon delivery to us of an undertaking, by or on behalf of the director or executive officer, to repay all advanced amounts if it is ultimately determined that the director or executive officer is not entitled to be indemnified by us under his or her indemnification agreement, our amended and restated bylaws or the DGCL. The indemnification agreements also set forth certain procedures that will apply in the event any of our directors or executive officers brings a claim for indemnification under his or her indemnification agreement.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are CryoCor stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to CryoCor Inc, Gregory J. Tibbitts, Chief Financial Officer, 9717 Pacific Heights Blvd, San Diego, CA 92121, or contact Gina Martinez at (858) 909-2200. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Gregory J. Tibbitts

Secretary

April 5, 2006

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2005 is available without charge upon written request to: Corporate Secretary, CryoCor Incorporate, 9717 Pacific Heights Blvd, San Diego, CA 92121.

CRYOCOR, INC.

CHARTER OF THE AUDIT COMMITTEE

PURPOSE AND POLICY

The primary purpose of the Audit Committee (the “Committee”) shall be to act on behalf of the Company’s Board of Directors (the “Board”) in fulfilling the Board’s oversight responsibilities with respect to the Company’s corporate accounting and financial reporting processes, the systems of internal accounting and financial controls and audits of financial statements, the quality and integrity of the Company’s financial statements and reports and the qualifications, independence and performance of the firm or firms of certified public accountants engaged as the Company’s independent outside auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services (the “Auditors”). The Committee shall also provide oversight assistance in connection with the Company’s legal, regulatory and ethical compliance programs as established by management and the Board. The operation of the Committee shall be subject to the Bylaws of the Company and Section 141 of the Delaware General Corporation Law, each as may be in effect from time to time.

The policy of the Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication between the Committee, the Auditors and the Company’s financial management.

COMPOSITION

The Committee shall consist of at least three members of the Board. The members of the Committee shall satisfy the independence and financial literacy requirements of The Nasdaq Stock Market (“Nasdaq”) applicable to Committee members as in effect from time to time, when and as required by Nasdaq. At least one member shall satisfy the applicable Nasdaq financial sophistication requirements as in effect from time to time.

MEETINGS AND MINUTES

The Committee shall hold such regular or special meetings as its members shall deem necessary or appropriate. The Committee shall report to the Board from time to time and whenever requested to do so by the Board.

AUTHORITY

The Committee shall have authority to appoint, determine compensation for, at the expense of the Company, retain and oversee the Auditors as set forth in Section 10A(m)(2) of the Securities Exchange Act of 1934, as amended, and the rules thereunder and otherwise to fulfill its responsibilities under this charter. The Committee shall have authority to retain and determine compensation for, at the expense of the Company, special legal, accounting or other advisors or consultants as it deems necessary or appropriate in the performance of its duties. The Committee shall also have authority to pay, at the expense of the Company, ordinary administrative expenses that, as determined by the Committee, are necessary or appropriate in carrying out its duties. The Committee shall have full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Committee to discharge his or her responsibilities hereunder. The Committee shall have authority to require that any of the Company’s personnel, counsel, Auditors or investment bankers, or any other consultant or advisor to the Company attend any meeting of the Committee or meet with any member of the Committee or any of its special legal, accounting or other advisors and consultants.

RESPONSIBILITIES

The Committee shall oversee the Company’s financial reporting process on behalf of the Board, shall have direct responsibility for the appointment, compensation, retention and oversight of the work of the Auditors, who shall report directly and be accountable to the Committee. The Committee’s functions and procedures should

1

remain flexible to address changing circumstances most effectively. To implement the Committee’s purpose and policy, the Committee shall be charged with the following functions and processes with the understanding, however, that the Committee may supplement or (except as otherwise required by applicable laws or rules) deviate from these activities as appropriate under the circumstances:

1.  Evaluation and Retention of Auditors.    To evaluate the performance of the Auditors, to assess their qualifications and to determine whether to retain or to terminate the existing Auditors or to appoint and engage new auditors for the ensuing year.

2.  Approval of Audit Engagements.    To determine and approve engagements of the Auditors, prior to commencement of such engagements, to perform all proposed audit, review and attest services, including the scope of and plans for the audit, the adequacy of staffing, the compensation to be paid, at the Company’s expense, to the Auditors and the negotiation and execution, on behalf of the Company, of the Auditors’ engagement letters, which approval may be pursuant to preapproval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of preapproval authority to one or more Committee members so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting.

3.  Approval of Non-Audit Services.    To determine and approve engagements of the Auditors, prior to commencement of such engagements (unless in compliance with exceptions available under applicable laws and rules related to immaterial aggregate amounts of services), to perform any proposed permissible non-audit services, including the scope of the service and the compensation to be paid therefor, which approval may be pursuant to preapproval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of preapproval authority to one or more Committee members so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting.

4.  Audit Partner Rotation.    To monitor the rotation of the partners of the Auditors on the Company’s audit engagement team as required by applicable laws and rules and to consider periodically and, if deemed appropriate, adopt a policy regarding rotation of auditing firms.

5.  Auditor Conflicts.    At least annually, to receive and review written statements from the Auditors delineating all relationships between the Auditors and the Company, consistent with Independence Standards Board Standard No. 1, to consider and discuss with the Auditors any disclosed relationships and any compensation or services that could affect the Auditors’ objectivity and independence, and to assess and otherwise take appropriate action to oversee the independence of the Auditors.

6.  Former Employees of Auditor.    To consider and, if deemed appropriate, adopt a policy regarding Committee preapproval of employment by the Company of individuals employed or formerly employed by the Auditors and engaged on the Company’s account.

7.  Audited Financial Statement Review.    To review, upon completion of the audit, the financial statements proposed to be included in the Company’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission.

8.  Annual Audit Results.    To discuss with management and the Auditors the results of the annual audit, including the Auditors’ assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates), any material audit adjustments proposed by the Auditors and any adjustments proposed but not recorded, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the Auditors under generally accepted auditing standards.

9.  Quarterly Results.    To review and discuss with management and the Auditors the results of the Auditors’ review of the Company’s quarterly financial statements, prior to public disclosure of quarterly financial information, if practicable, or filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q, and any other matters required to be communicated to the Committee by the Auditors under generally accepted auditing standards.

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10.  Management’s Discussion and Analysis.    To review and discuss with management and the Auditors, as appropriate, the Company’s disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its periodic reports to be filed with the Securities and Exchange Commission.

11.  Press Releases.    To review and discuss with management and the Auditors, as appropriate, earnings press releases, as well as the substance of financial information and earnings guidance provided to analysts and ratings agencies, which discussions may be general discussions of the type of information to be disclosed or the type of presentation to be made. The Chair of the Committee may represent the entire Committee for purposes of this discussion.

12.  Accounting Principles and Policies.    To review and discuss with management and the Auditors, as appropriate, significant issues that arise regarding accounting principles and financial statement presentation, including critical accounting policies and practices, alternative accounting policies available under GAAP related to material items discussed with management and any other significant reporting issues and judgments.

13.  Risk Assessment and Management.    To review and discuss with management and the Auditors, as appropriate, the Company’s guidelines and policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures.

14.  Management Cooperation with Audit.    To evaluate the cooperation received by the Auditors during their audit examination, including a review with the Auditors of any significant difficulties with the audit or any restrictions on the scope of their activities or access to required records, data and information, significant disagreements with management and management’s response, if any.

15.  Management Letters.    To review and discuss with the Auditors and, if appropriate, management, any management or internal control letter issued or, to the extent practicable, proposed to be issued by the Auditors and management’s response, if any, to such letter, as well as any additional material written communications between the Auditors and management.

16.  National Office Communications.    To review and discuss with the Auditors communications between the audit team and the firm’s national office with respect to accounting or auditing issues presented by the engagement.

17.  Disagreements Between Auditors and Management.    To review and discuss with management and the Auditors any material conflicts or disagreements between management and the Auditors regarding financial reporting, accounting practices or policies and to resolve any conflicts or disagreements regarding financial reporting.

18.  Internal Control Over Financial Reporting.    To confer with management and the Auditors regarding the scope, adequacy and effectiveness of internal control over financial reporting including any special audit steps taken in the event of material control deficiencies.

19.  Separate Sessions.    Periodically, to meet in separate sessions with the Auditors, or other personnel responsible for the internal audit function, and management to discuss any matters that the Committee, the Auditors or management believe should be discussed privately with the Committee.

20.  Correspondence with Regulators.    To consider and review with management, the Auditors, outside counsel, as appropriate, and, in the judgment of the Committee, such special counsel, separate accounting firm and other consultants and advisors as the Committee deems appropriate, any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

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21.  Complaint Procedures.    To establish procedures, when and as required by applicable laws and rules, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

22.  Regulatory and Accounting Initiatives.    To review with counsel, the Auditors and management, as appropriate, any significant regulatory or other legal or accounting initiatives or matters that may have a material impact on the Company’s financial statements, compliance programs and policies if, in the judgment of the Committee, such review is necessary or appropriate.

23.  Ethical Compliance.    To review the results of management’s efforts to monitor compliance with the Company’s programs and policies designed to ensure adherence to applicable laws and rules, as well as to its Code of Business Conduct and Ethics, as may be amended from time to time, including review and approval of related-party transactions as required by Nasdaq rules.

24.  Investigations.    To investigate any matter brought to the attention of the Committee within the scope of its duties if, in the judgment of the Committee, such investigation is necessary or appropriate.

25.  Proxy Report.    To prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

26.  Annual Charter Review.    To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

27.  Report to Board.    To report to the Board with respect to material issues that arise regarding the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance or independence of the Auditors or such other matters as the Committee deems appropriate from time to time or whenever it shall be called upon to do so.

28.  Annual Committee Evaluation.    To conduct an annual evaluation of the performance of the Committee.

29.  General Authority.    To perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

It shall be the responsibility of management to prepare the Company’s financial statements and periodic reports and the responsibility of the Auditors to audit those financial statements. These functions shall not be the responsibility of the Committee, nor shall it be the Committee’s responsibility to ensure that the financial statements or periodic reports are complete and accurate, conform to GAAP or otherwise comply with applicable laws.

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CRYOCOR, INC.

AUDIT COMMITTEE PRE-APPROVAL POLICY

I. Statement of Principles

Under Section 202 of the Sarbanes-Oxley Act of 2002 (the “Act”) and rules adopted by the Securities and Exchange Commission (the “SEC”), the Audit Committee (the “Audit Committee”) of the Board of Directors of CryoCor, Inc. (the “Company”) must pre-approve all audit, review and attest services and permissible non-audit services (subject to a de minimis exception) performed by the Company’s independent auditor (the “Auditor”) in order to ensure that the provision of such services does not impair the Auditor’s independence from the Company.

To implement these provisions of the Act, the SEC has issued rules specifying the types of services that auditors may not provide to their audit clients, as well as the audit committee’s administration of the engagement of the auditors. Accordingly, the Audit Committee has adopted this Pre-Approval Policy (the “Policy”), which sets forth the procedures and the conditions pursuant to which services proposed to be performed by the Auditors are, or may be, pre-approved by the Audit Committee.

Under this Policy, proposed services either may be pre-approved without consideration of specific case-by-case services by the Audit Committee (“general pre-approval”), or require the specific pre-approval of the Audit Committee (“specific pre-approval”). The Audit Committee believes that the combination of these two approaches in this Policy will result in an effective and efficient procedure to pre-approve services performed by the Auditors. As set forth in this Policy, unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by the Auditors. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee.

For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the Auditors are best positioned to provide the most effective and efficient service, for reasons such as their familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative.

The Audit Committee is also mindful of the relationship between fees for audit and non-audit services in deciding whether to pre-approve any such services and may determine, for each fiscal year, the appropriate ratio between the total amount of fees for Audit, Audit-related and Tax services and the total amount of fees for certain permissible non-audit services classified as All Other services.

The appendices to this Policy describe in detail the particular Audit, Audit-related, Tax and All Other services that have the pre-approval of the Audit Committee pursuant to this Policy. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will annually review and pre-approve the services that may be provided by the Auditors without obtaining specific pre-approval from the Audit Committee. The Audit Committee will add or subtract to the list of general pre-approved services from time to time, based on subsequent determinations.

The Auditors have reviewed this Policy and believe that implementation of the Policy will not adversely affect their independence.

II. Delegation

The Audit Committee may delegate specific pre-approval authority to one or more of its members. However, the Audit Committee may not delegate to management the Audit Committee’s responsibilities to

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pre-approve services performed by the Auditor. The member or members of the Audit Committee to whom such authority is delegated shall report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. By this Policy, the Audit Committee delegates specific pre-approval authority to the Chairman of the Audit Committee; provided, however, that the Chair shall not be able to pre-approve any particular service resulting in fees to the Company greater than $25,000.

III. Audit Services

The annual Audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. Audit services include the annual financial statement audit (including required quarterly reviews) and other procedures required to be performed by the Auditors to be able to form an opinion on the Company’s financial statements. These other procedures include information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control, and consultations relating to the audit or quarterly review. Audit services also include the attestation engagement for the Auditors’ report on management’s report on internal controls for financial reporting, once required. The Audit Committee will monitor the Audit services engagement as necessary, but no less than on a quarterly basis, and will also specifically pre-approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other items.

In addition to the annual Audit services engagement specifically pre-approved by the Audit Committee, the Audit Committee may grant general pre-approval to other Audit services, which are those services that only the Auditors reasonably can provide. Other Audit services may include statutory audits and services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings.

The Audit Committee has generally pre-approved the Audit services listed in Appendix A. All other Audit services not listed in Appendix A must be specifically pre-approved by the Audit Committee.

IV. Audit-related Services

Audit-related services, including internal control-related services, are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and/or the Company’s internal control over financial reporting or that are traditionally performed by the Auditor. Audit-related services include, among others, due diligence services pertaining to potential business acquisitions/dispositions; accounting consultations related to accounting, financial reporting or disclosure matters not classified as “Audit services”; assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities; financial audits of employee benefit plans; agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters; and assistance with internal control reporting requirements. Because the Audit Committee believes that the provision of Audit-related services does not impair the independence of the Auditor and is consistent with the SEC’s rules on auditor independence, the Audit Committee may grant general pre-approval to Audit-related services.

The Audit Committee has generally pre-approved the Audit-related services listed in Appendix A. All other Audit-related services not listed in Appendix A must be specifically pre-approved by the Audit Committee.

V. Tax Services

The Audit Committee believes that the Auditor can provide tax services to the Company, such as tax compliance, tax planning and tax advice, without impairing the Auditor’s independence. Hence, the Audit Committee believes it may grant general pre-approval to those Tax services that have historically been provided by the Auditor, that the Audit Committee has reviewed and believes would not impair the independence of the Auditor, and that are consistent with the SEC’s rules on auditor independence. The Audit Committee will not

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permit the retention of the Auditors in connection with a transaction initially recommended by the Auditors, the sole business purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. The Audit Committee will consult with the Company’s Chief Financial Officer or outside counsel to determine that the tax planning and reporting positions are consistent with this Policy.

Pursuant to the preceding paragraph, the Audit Committee has generally pre-approved the Tax services listed in Appendix A. All Tax services not listed in Appendix A must be specifically pre-approved by the Audit Committee, including tax services proposed to be provided by the Auditors to any executive officer or director of the Company, in his or her individual capacity, where such services are paid for by the Company.

VI. All Other Services

The Audit Committee may grant pre-approval to those permissible non-audit services classified as other services that it believes are routine and recurring services, would not impair the independence of the Auditor and are consistent with the SEC’s rules on independence. The Audit Committee has generally pre-approved the All Other services listed in Appendix A. Permissible All Other services not listed in Appendix A must be specifically pre-approved by the Audit Committee.

A list of the SEC’s prohibited non-audit services is attached to this Policy as Exhibit 1. The rules of the SEC and the Public Company Accounting Oversight Board (the “PCAOB”) and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

VII. Pre-Approval Fee Levels or Budgeted Amounts

Pre-approval fee levels or budgeted amounts for all services to be provided by the Auditors will be established annually by the Audit Committee. Any proposed services exceeding these levels or amounts will require specific pre-approval by the Audit Committee. The Audit Committee is mindful of the overall relationship of fees for audit and non-audit services in determining whether to pre-approve any such services. For each fiscal year, the Audit Committee may determine the appropriate ratio between the total amount of fees for Audit, Audit-related and Tax services, and the total amount of fees for services classified as All Other services.

VIII. Supporting Documentation

With respect to each proposed pre-approved service, the Auditor must provide the Audit Committee with detailed back-up documentation regarding the specific services to be provided.

IX. Procedures

The Company’s management shall inform the Audit Committee of each service performed by the Auditor pursuant to this Policy.

Requests or applications to provide services that require specific pre-approval by the Audit Committee shall be submitted to the Audit Committee by both the independent auditor and the Company’s Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s and the PCAOB’s rules on auditor independence.

The Audit Committee has designated the Chief Financial Officer to monitor the performance of all services provided by the Auditors and to determine whether this Policy is being appropriately implemented. The Chief Financial Officer will report to the Audit Committee on a periodic basis on the results of such monitoring. Both the Chief Financial Officer and management will immediately report to the Chair of the Audit Committee any breach of this Policy that comes to the attention of the Chief Financial Officer or any member of management.

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APPENDIX A

GENERALLY PRE-APPROVED SERVICES FOR FISCAL YEAR 2005

Dated: July 21, 2005

Pre-Approved Service	Pre-Approved Fees
Audit Services
Statutory audits or financial audits for subsidiaries or affiliates of the Company	$25,000
Services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters, consents), and assistance in responding to SEC comment letters	$25,000
Timely required quarterly reviews in accordance with SAS 100	$15,000/quarter

Audit-related Services

Consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, PCAOB, FASB, or other regulatory or standard-setting bodies (Note: Under SEC rules, some consultations may be “Audit services” rather than “Audit-related services”)

$5,000/per quarter
Due diligence services pertaining to potential business acquisitions/dispositions	$25,000
Agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters	$20,000
General assistance with implementation of the requirements of SEC rules or listing standards promulgated pursuant to the Sarbanes-Oxley Act, including consultations on the Company’s implementation of and compliance with Section 404 of the Sarbanes-Oxley Act	$10,000
Attest services not required by statute or regulation	$10,000

Tax Services
U.S. federal, state and local tax planning and advice	$15,000
U.S. federal, state and local tax compliance	$15,000
International tax planning and advice	$10,000
International tax compliance	$10,000
Review of federal, state, local and international income, franchise and other tax returns	$10,000
Licensing or purchase of income tax preparation software[1] from the independent auditor, provided the functionality is limited to preparation of tax returns	$10,000

[1]	Licensing or purchasing income tax preparation software is permitted, so long as the functionality is limited to preparation of tax returns. If the software performs additional functions, each function must be evaluated separately for its potential effect on the auditor’s independence.

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EXHIBIT 1

PROHIBITED NON-AUDIT SERVICES

•	Bookkeeping or other services related to the accounting records or financial statements of the audit client

•	Financial information systems design and implementation

•	Appraisal or valuation services, fairness opinions or contribution-in-kind reports

•	Actuarial services

•	Internal audit outsourcing services

•	Management functions

•	Human resources

•	Broker-dealer, investment adviser or investment banking services

•	Legal services unrelated to an audit

•	Expert services unrelated to an audit

•	Any other service the PCAOB determines, by regulation, is impermissible

CRYOCOR, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE

HELD ON MAY 3, 2006

The undersigned hereby appoints Edward F. Brennan and Gregory J. Tibbitts, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of CryoCor, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of CryoCor, Inc. to be held at the Hyatt Regency at 3777 La Jolla Village Drive, San Diego, California 92122 on Wednesday, May 3, 2006, at 2:00 p.m. (Pacific time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, and with discretionary authority as to any and all other matters that may properly come before the meeting.

Unless a contrary direction is indicated, this Proxy will be voted for all nominees listed in Proposal 1 and for Proposal 2, as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

(continued and to be signed on other side)

CRYOCOR, INC. 9717 PACIFIC HEIGHTS BOULEVARD SAN DIEGO, CA 92121

VOTE BY MAIL.

Mark, sign, and date your proxy card and return it in the postage-
paid envelope we have provided or return it to CryoCor, Inc., c/o
Secretary, 9717 Pacific Heights Boulevard, San Diego, CA 92121.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.    DETACH AND RETURN THIS PORTION ONLY

CRYOCOR, INC.

The Board of Directors recommends a vote for the nominees for director listed below.

		Nominee	For	Withhold
Proposal 1:	To elect three directors, Kurt C. Wheeler, Arda M. Minocherhomjee, Ph.D. and Edward F. Brennan, Ph.D., to hold office until the 2009 Annual Meeting of Stockholders.	Kurt C. Wheeler Arda M. Minocherhomjee Edward F. Brennan	/ / / / / /	/ / / / / /

The Board of Directors recommends a vote for Proposal 2.
		For	Against	Abstain
Proposal 2:	To ratify the selection of Ernst & Young LLP as independent auditors of CryoCor for its fiscal year ending December 31, 2006.	/ /	/ /	/ /

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date